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                                                                   Ex. 99.(h)(v)

                                   AMENDMENT 9
                                     to the
                        ADMINISTRATIVE SERVICES AGREEMENT
                                      among
       The Investment Companies comprising the Lord Abbett Family of Funds
     (each, a "Fund" or collectively, the "Funds") as set forth on Exhibit 1
                                       and
                     Lord, Abbett & Co. LLC ("Lord Abbett")

     WHEREAS, the Investment Companies named on Exhibit 1 and Lord Abbett entered into an Administrative Services Agreement dated December 12, 2002, as may be amended from time to time (the "Agreement");

     WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform Administrative Services under the Agreement;

     WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include an additional fund;

     NOW THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

     1. The Agreement is hereby amended to add the following fund to Exhibit 1 of the Agreement:

          Lord Abbett Securities Trust
               -Lord Abbett Value Opportunities Fund

     2.   The Agreement shall remain the same in all other respects.

     3.   The Amendment is effective as of the 20th day of December, 2005.

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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to the
Agreement to be executed in its name and on its behalf by its duly authorized representative.

                                      On behalf of each of the Lord Abbett Funds listed on Exhibit 1 Attached hereto


                                      By: /s/ Joan A. Binstock
                                          --------------------------------------
                                          Joan A. Binstock
                                          Chief Financial Officer


Attested:


/s/ Christina T. Simmons
------------------------------------
Christina T. Simmons
Vice President & Assistant Secretary


                                      LORD, ABBETT & CO. LLC


                                      By: /s/ Robert S. Dow
                                          --------------------------------------
                                          Robert S. Dow
                                          Managing Member

Attested:


/s/ Lawrence H. Kaplan
------------------------------------
Lawrence H. Kaplan
Member, General Counsel

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                   EXHIBIT 1 (AMENDED AS OF DECEMBER 20, 2005)
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.
Lord Abbett Blend Trust
   Lord Abbett Small-Cap Blend Fund
Lord Abbett Bond-Debenture Fund, Inc.
Lord Abbett Developing Growth Fund, Inc.
Lord Abbett Global Fund, Inc.
   Equity Series
   Income Series
Lord Abbett Investment Trust
   Balanced Series
   Lord Abbett Core Fixed Income Fund
   Lord Abbett High Yield Fund
   Lord Abbett Limited Duration U.S. Government & Government Sponsored
      Enterprises Fund
   Lord Abbett Total Return Fund
   Lord Abbett U.S. Government & Government Sponsored Enterprises Fund Lord Abbett Convertible Fund
   Lord Abbett Income Strategy Fund
   Lord Abbett World Growth & Income Strategy Fund
Lord Abbett Large-Cap Growth Fund
Lord Abbett Mid-Cap Value Fund, Inc.
Lord Abbett Research Fund, Inc.
   Lord Abbett America's Value Fund
   Lord Abbett Growth Opportunities Fund
   Lord Abbett Large-Cap Core Fund
   Small-Cap Value Series
Lord Abbett Securities Trust
   Alpha Series
   Lord Abbett All Value Fund
   Lord Abbett International Opportunities Fund
   Lord Abbett Micro-Cap Growth Fund
   Lord Abbett Micro-Cap Value Fund
   Lord Abbett Large-Cap Value Fund
   Lord Abbett International Core Equity Fund
   Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.
   All Value Portfolio
   America's Value Portfolio
   Bond-Debenture Portfolio
   Growth and Income Portfolio

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   Growth Opportunities Portfolio
   International Portfolio
   Mid-Cap Value Portfolio
   Large-Cap Core Portfolio

Lord Abbett Municipal Income Fund, Inc.
   Lord Abbett California Tax-Free Income Fund
   Lord Abbett Connecticut Tax-Free Income Fund
   Lord Abbett Hawaii Tax-Free Income Fund
   Lord Abbett Minnesota Tax-Free Income Fund
   Lord Abbett Missouri Tax-Free Income Fund
   Lord Abbett National Tax-Free Income Fund
   Lord Abbett New Jersey Tax-Free Income Fund
   Lord Abbett New York Tax-Free Income Fund
   Lord Abbett Texas Tax-Free Income Fund
   Lord Abbett Washington Tax-Free Income Fund
Lord Abbett Municipal Income Trust
   Florida Series
   Georgia Series
   Michigan Series
   Pennsylvania Series
   Lord Abbett Insured Intermediate Tax-Free Fund
   Lord Abbett High Yield Municipal Bond Fund
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market
   Fund, Inc.